Third Quarter 2016 Earnings Presentation Exhibit 99.2

Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares”), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds, as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee earning assets under management, fee paying assets under management, economic net income and distributable earnings, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. 2

Third Quarter Highlights

Assets Under Management	• Total Assets Under Management of $97.3 billion • Total Fee Earning AUM of $67.3 billion • Total Fee Paying AUM of $60.0 billion* • Available Capital increased to $24.5 billion • AUM Not Yet Earning Fees increased to $18.4 billion • Raised $4.3 billion in gross new capital with net inflows of $4.2 billion[1] • Capital deployment of $2.7 billion of which $1.8 billion was related to our drawdown funds
Financial Results	• GAAP Net Income Attributable to Ares Management, L.P. of $43.3 million • GAAP basic earnings per common unit of $0.45 per unit • GAAP Management Fees of $163.6 million[2] • Stand Alone Management Fees of $168.8 million[2] • Fee Related Earnings of $45.3 million • Performance Related Earnings of $71.4 million • Economic Net Income of $116.7 million, after-tax Economic Net Income of $0.46 per unit[3]
Distributable Earnings and Distributions	• Distributable Earnings of $66.7 million • After-tax Distributable Earnings of $0.23 per common unit[4] • Declared Q3-16 distribution of $0.20 per common unit[5]

*Additional metric established in Q2-16 to provide transparency on AUM from which the company directly earns management fees. For definition of FPAUM, please refer to the "Glossary" slide in the appendix.

1. Net inflows represents gross commitments less redemptions.
2. Includes ARCC Part I Fees of $33.3 million for the three months ended September 30, 2016. Difference between GAAP and Stand Alone management fees represents $5.2 million from Consolidated Funds that is eliminated upon consolidation.
3. Total pro forma units of 215,317,453 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards. Please refer to slides 18 and 32 in this presentation for further information. After-tax Economic Net Income per unit is net of the preferred unit distribution.
4. After-tax Distributable Earnings per common unit is net of the preferred unit distribution.
5. Payable on December 5, 2016 to unitholders of record as of November 21, 2016.

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Confidential – Not for Publication or Distribution Gross New Capital Commitments – Third Quarter(1) 1. Represents gross new commitments during Q3-16, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. 4 $ in millions Q3 2016 Comments Credit Group Senior Direct Lending Program, LLC ("SDLP") $841 New debt commitments of $809 million and new equity commitments of $32 million Ares XL CLO, Ltd. 707 Priced new U.S. CLO; closing occurred in Q4-16 Ares Capital Corporation ("ARCC") 600 New debt commitments (3.625% Notes due 2022) High Yield 569 New and additional equity commitments to high yield mandates Other U.S. Direct Lending 390 New equity commitments for U.S. direct lending mandates IHAM Funds 320 New equity commitments across two new SMAs Other Credit Funds 489 New and additional equity commitments to various funds Total Credit Group $3,916 Private Equity Group Other Fund $10 Additional equity commitments Total Private Equity Group $10 Real Estate Group U.S. and E.U. Equity $273 New and additional equity commitments and co-investments Ares Commercial Real Estate Corporation ("ACRE") 125 Additional debt commitments Total Real Estate Group $398 Total $4,324

Assets Under Management

AUM of $97.3 billion as of September 30, 2016 increased 6.3% year over year

- $22.5 billion in gross new capital commitments over the last twelve months
- Q3-16 net new commitments of $4.3 billion, of which approximately $1.0 billion is already earning fees and another $2.1 billion is expected to become FPAUM upon deployment or initiation of the fee accrual period
- AUM growth was partially offset by distributions of $1.5 billion, primarily in funds in the Private Equity Group and by reduction in leverage of $2.6 billion, primarily driven by paydowns of loans in ARCC's SSLP program and run-off in U.S. CLOs

FEAUM of $67.3 billion as of September 30, 2016 increased 0.9% year over year

- Increase in FEAUM was primarily attributable to new commitments and deployment in the Credit Group, partially offset by reductions in leverage in SSLP and other liquid credit funds. FEAUM does not include $7.6 billion in fee eligible AUM from ACOF V, which will be activated upon the fund's first investment

FPAUM of $60.0 billion increased 5.0% year over year driven by new capital commitments and deployment in the Credit and Real Estate Groups


AUM(1) ($ in billions)
$91.5
$95.3
$97.3
$10.1
$10.1
$10.4
$16.6
$24.8
$24.9
$64.8
$60.3
$62.0
Q3-15
Q2-16
Q3-16
Credit
Private Equity
Real Estate


FEAUM(1) ($ in billions)
$66.7
$66.8
$67.3
$6.4
$6.6
$6.7
$12.0
$11.9
$11.4
$48.3
$48.3
$49.2
Q3-15
Q2-16
Q3-16
Credit
Private Equity
Real Estate


FPAUM(1) ($ in billions)
$57.1
$59.1
$60.0
$6.4
$6.6
$6.7
$12.0
$11.9
$11.4
$38.7
$40.6
$41.9
Q3-15
Q2-16
Q3-16
Credit
Private Equity
Real Estate

Note: For definitions of AUM, FEAUM and FPAUM please refer to the "Glossary" slide in the appendix.

1. Asset growth reflects a combination of net new capital raised, asset appreciation and asset acquisition.

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AUM, FEAUM and FPAUM Duration As of September 30, 2016, approximately 76% of AUM, 72% of FEAUM and 70% of FPAUM had a duration greater than 3 years AUM 6 FPAUM FEAUM 13% 14% 24% 25% 7% 17% 15% 7% 30% 20% 6% 22% 17% 6% 27% 20% 6% 24% 0 0 0 0 0 0 Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts 15% 7% 30% 20% 6% 22% 17% 6% 27% 20% 6% 24% 13% 14% 24% 25% 7% 17%

Incentive Eligible AUM and Incentive Generating AUM • • Incentive Eligible AUM of $51.2 billion as of September 30, 2016 grew 27.5% year over year and 3.6% quarter over quarter Incentive Generating AUM of $17.0 billion as of September 30, 2016 declined by $5.3 billion year over year and grew $2.3 billion quarter over quarter o The quarterly increase was primarily driven by several credit opportunities funds exceeding their hurdle rates, as well as additional deployment and market appreciation by funds in our Credit Group and ACOF IV in our Private Equity Group Of the $31.2 billion of incentive eligible AUM that is currently invested (including capital appreciation), 54.6% is incentive generating o Of the $14.2 billion of incentive eligible AUM that is not above the hurdle, 67.8% is within 1% of reaching its hurdle rate • ($ in millions) Incentive Eligible AUM: $51.2 billion Incentive Generating AUM: $17.0 billion $51,190 $49,422 $9,009 $2,583 $17,048 $5,162 $7,720 $19,971 Incentive Generating To Be Invested Not Above Hurdle ARCC Part II Fees Not Above Hurdle(2) Credit Real Estate Private Equity Q3-15 Q2-16 Q3-16 Credit Private Equity Real Estate Note: For definitions of IGAUM and IEAUM please refer to the “Glossary” slide in the appendix. 1. Significant funds not contributing incentive fees as of September 30, 2016 included Ares European Real Estate Fund IV and ARCC. However, ARCC continued to generate ARCC Part I Fees, which are treated as management fees. 2. ARCC Part II Fees are paid when cumulative aggregate realized capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of September 30, 2016, cumulative aggregate realized capital gains were below the required hurdle by an amount totaling less than 0.9% of the underlying portfolio of $8.8 billion. Confidential – Not for Publication or Distribution 7 $7,221 $40,145 $7,087 $19,158 $19,291 $6,777 $11,199 $24,811 $23,044 $22,169 Incentive Eligible AUM(1)

Available Capital and AUM Not Yet Earning Fees Summary Available Capital as of September 30, 2016 increased 12.9% year over year and 0.9% quarter over quarter Available Capital increased from $21.7 billion in Q3-15 to $24.5 billion in Q3-16 The increase was primarily driven by $7.85 billion of total commitments to ACOF V, which were partially offset by capital deployment, primarily in the Credit Group AUM Not Yet Earning Fees* as of September 30, 2016 increased 37.7% year over year and 4.0% quarter over quarter AUM Not Yet Earning Fees increased from $13.3 billion in Q3-15 to $18.4 billion in Q3-16, driven by $7.6 billion of limited partner commitments to ACOF V, which were partially offset by capital deployment, primarily in the Credit Group Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) 8 *AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees. $13,990 $8,801 $9,158 $3,902 $11,842 $11,776 $3,815 $3,645 $3,582 $21,707 $24,289 $24,516 Q3-15 Q2-16 Q3-16 Credit Private Equity Real Estate $10,530 $7,594 $8,121 $1,887 $9,087 $9,272 $923 $985 $981 $13,339 $17,666 $18,374 Q3-15 Q2-16 Q3-16 Credit Private Equity Real Estate

AUM Not Yet Earning Fees Detail

As of September 30, 2016, AUM Not Yet Earning Fees of $18.4 billion could generate approximately $218.9 million in potential incremental annual management fees, of which $189.1 million relates to the $15.8 billion of AUM Available for Future Deployment*

$15.8 billion of AUM Not Yet Earning Fees was available for future deployment as of September 30, 2016

- The $15.8 billion includes $7.6 billion in ACOF V, $2.0 billion in ACE III, $1.0 billion in structured credit funds and $1.4 billion in U.S. Direct Lending funds, among other funds

AUM Not Yet Earning Fees: $18.4 billion



$1,574
$320
$671
$15,809

($ in millions)

- Capital Available for Future Deployment
- Capital Available for Deployment for Follow-on Investments[1]
- Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions
- Funds in or Expected to Be in Wind-down

$15.8 billion of AUM Not Yet Earning Fees was available for future deployment as of September 30, 2016

AUM Not Yet Earning Fees Available for Future Deployment: $15.8 billion



$757
$6,174
$8,878

($ in millions)

Credit   Private Equity   Real Estate

*No assurance can be made that such results will be achieved. Assumes the AUM not yet earning fees as of September 30, 2016 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. For example, upon deployment of ACOF V, ACOF IV could have a reduction in management fees of up to $42.9 million based on invested capital at September 30, 2016. The reduction will likely decrease as ACOF IV invests additional capital. Reference to $218.9 million includes approximately $23.6 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC, which may not be drawn due to leverage target limitations and restrictions. Excludes any potential ARCC Part I Fees.

1. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. There is no assurance such capital will be invested.

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Capital Deployment(1) Total gross invested capital during Q3-16 of $2.7 billion compared to $3.1 billion in Q3-15 Of the total amount, $1.8 billion was related to deployment in our drawdown funds Total gross invested capital for the nine months ended September 30, 2016 of $7.4 billion compared to $8.1 billion for the nine months ended September 30, 2015 Of the total amount, $5.3 billion was related to deployment in drawdown funds compared to $5.5 billion for the same period in 2015 ($ in millions) ($ in millions) (2) Capital deployment figures exclude deployment from permanent capital vehicles. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital. Q3-16 Strategies E.U. Direct Lending U.S. Direct Lending Corporate Private Equity U.S. Real Estate Equity Capital Deployment by Type: $2.7 billion Capital Deployment in Drawdown Funds: $1.8 billion Capital Deployment by Group: $2.7 billion 10 $1,793 $859 Drawdown Funds Non-drawdown Funds $2,263 $245 $144 Credit Private Equity Real Estate $610 $1,404 $853 $245 $299 $144 $1,762 $1,793 Q3-15 Q3-16 Credit Private Equity Real Estate

GAAP Statements of Operations Management fees (includes ARCC Part I Fees of $33,260, $90,884 and $31,680, $89,972 for the three and nine months ended September 30, 2016 and 2015, res pectively) $163,609 $158,051 $480,563 $473,341 Performance fees 164,482 (22,223) 337,686 160,351 Administrative and other fees 7,369 8,026 22,761 21,231 Compensation and benefits $111,916 $104,872 $335,249 $305,808 Performance fee compensation 123,173 (20,293) 253,739 112,643 General, administrative and other expenses 38,197 50,862 116,845 149,740 Consolidated Funds' expenses 10,088 945 11,014 15,227 Net interest and investment expense (includes interest expense of $4,136, $13,819 and $5,913, $13,251 for the three and nine months ended September 30, 2016 and 2015, res pectively) $(1,681) $(4,864) $(47) $(805) Other income (expense), net 23,042 2,769 33,956 (799) Net realized and unrealized gain (loss) on inves tments 19,358 (7,684) 21,349 12,035 Net interest and investment income of the Consolidated Funds (includes interest expense of $26,413, $67,469 and $23,848, $59,992 for the three and nine months ended September 30, 2016 and 2015, res pectively) 8,737 8,458 25,759 30,000 Net realized and unrealized gain (loss) on investments of Consolidated Funds 23,883 (38,232) (5,723) (40,020) Income (loss) before taxes $125,425 $(32,085) $199,457 $71,916 Income tax expense 7,641 5,579 7,868 15,741 Les s: Net income (loss) attributable to non-controlling interes ts in Consolidated Funds $7,861 $(9,219) $(3,064) $(7,705) Les s: Net income (loss) attributable to redeemable interes ts in Ares Operating Group entities 107 (119) 456 310 Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities 66,511 (16,977) 116,404 44,376 Preferred equity distributions paid 6,751 - 6,751 - Basic $0.45 $(0.14) $0.87 $0.23 Diluted $0.43 $(0.14) $0.86 $0.23 Basic 80,793,984 80,676,232 80,741,460 80,671,786 Diluted 84,464,591 80,676,232 82,667,049 80,671,786 Confidential – Not for Publication or Distribution 11 Distribution declared and paid per common unit$0.28$0.26$0.63$0.75 Weighted-average common units Net income (loss) attributable to Ares Management, L.P. common unitholders$36,554 $(11,349) $71,042$19,194 Net income (loss) attributable to Ares Management, L.P. per common unit Net income (loss) attributable to Ares Management, L.P.$43,305 $(11,349) $77,793$19,194 Net income (loss)$117,784 $(37,664) $191,589$56,175 Total other income (expense)$73,339 $(39,553) $75,294$411 Total expenses$283,374$136,386$716,847$583,418 Other income (expense) Total revenues$335,460$143,854$841,010$654,923 Expenses $ in thousands, except share dataThree Months Ended September 30, 20162015 Nine Months Ended September 30, 20162015 Revenues

Stand Alone Financial Summary

$ in thousands, except share data (unless otherwise noted)	Three Months Ended September 30,			Nine Months Ended September 30,		
	2016	2015	% Change	2016	2015	% Change
Management fees[1]	$168,796	$162,210	4.1%	$494,076	$485,013	1.9%
Other fees	751	1,333	(43.7%)	2,777	3,164	(12.2%)
Compensation and benefits expenses[2]	(97,338)	(90,817)	7.2%	(290,176)	(265,533)	9.3%
General, administrative and other expenses[3]	(26,874)	(29,646)	(9.4%)	(82,729)	(85,455)	(3.2%)
Fee Related Earnings	**$45,335**	**$43,080**	**5.2%**	**$123,948**	**$137,189**	**(9.7%)**
Net performance fees	$42,032	$(5,916)	NM	$85,385	$43,872	94.6%
Net investment income	29,365	(31,129)	NM	33,898	(16,123)	NM
Performance Related Earnings	**$71,397**	**$(37,045)**	**NM**	**$119,283**	**$27,749**	**NM**
Economic Net Income	**$116,732**	**$6,035**	**NM**	**$243,231**	**$164,938**	**47.5%**
(-) Unrealized net performance fees	$2,973	$(11,446)	NM	$11,387	$2,705	NM
(-) Unrealized net investment income (loss)	35,242	(29,288)	NM	22,517	(37,398)	NM
(-) Non-core/non-recurring other cash uses[4]	11,782	7,185	64.0%	24,491	19,796	23.7%
Distributable Earnings	**$66,735**	**$39,584**	**68.6%**	**$184,836**	**$179,835**	**2.8%**
(-) Preferred unit distribution	$6,751	-	NM	$6,751	-	NM
Distributable Earnings, net of preferred unit distribution	**$59,984**	**$39,584**	**51.5%**	**$178,085**	**$179,835**	**(1.0%)**
After-tax Distributable Earnings per common unit, net of preferred unit distribution[5]	**$0.23**	**$0.14**	**67.9%**	**$0.70**	**$0.68**	**2.2%**
After-tax Economic Net Income, net of preferred unit distribution	**$98,198**	**$(562)**	**NM**	**$208,479**	**$142,620**	**46.2%**
After-tax Economic Net Income per unit, net of preferred unit distribution[6]	**$0.46**	**$(0.00)**	**NM**	**$0.97**	**$0.67**	**45.6%**
Other Data						
Total fee revenue	**$210,828**	**$156,294**	**34.9%**	**$579,461**	**$528,885**	**9.6%**
Net inflows of capital (total new commitments less redemptions)(in millions)	**$4,183**	**$6,164**	**(32.1%)**	**$10,389**	**$10,585**	**(1.9%)**
Management fee as a percentage of average FPAUM[7]	**1.13%**	**1.15%**	**(1.5%)**	**1.11%**	**1.20%**	**(7.4%)**

1. Includes ARCC Part I Fees of $33.3 million and $31.7 million for the three months ended September 30, 2016 and September 30, 2015, respectively, and $90.9 million and $90.0 million for the nine months ended September 30, 2016 and September 30, 2015, respectively.
2. Includes compensation and benefits expenses attributable to OMG of $29.2 million and $26.3 million for the three months ended September 30, 2016 and 2015, respectively, and $86.5 million and $71.7 million for the nine months ended September 30, 2016 and 2015, respectively, which are not allocated to an operating segment. Compensation and benefits expenses are reduced by expense reimbursements of $6.1 million and $5.6 million for the three months ended September 30, 2016 and September 30, 2015, respectively, and $17.9 million and $16.1 million for the nine months ended September 30, 2016 and September 30, 2015, respectively, that were previously shown as administrative and other fees.
3. Includes G&A expenses attributable to OMG of $13.9 million and $14.1 million for the three months ended September 30, 2016 and 2015, respectively, and $46.5 million and $43.4 million for the nine months ended September 30, 2016 and 2015, respectively, which are not allocated to an operating segment. G&A expenses include expense reimbursements of $0.5 million and $1.0 million for the three months ended September 30, 2016 and September 30, 2015, respectively, and $2.1 million and $3.1 million for the nine months ended September 30, 2016 and September 30, 2015, respectively, that were previously presented as administrative and other fees.
4. Non-Core/Non-Recurring Other Cash Uses includes one-time acquisition costs, non-cash depreciation and amortization and placement fees and underwriting costs associated with selected strategies. See slide 13 for additional details.
5. After-tax Distributable Earnings per common unit, net of preferred unit distribution uses total common units outstanding, assuming no exchange of Ares Operating Group Units.
6. Pro forma units of 215,317,453 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
7. All periods shown are annualized.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis

$ in thousands	Three Months ended September 30, 2016	Three Months ended September 30, 2015	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015
Economic Net Income and Fee Related Earnings:				
Income (loss) before taxes	$125,425	$(32,085)	$199,457	$71,916
Adjustments:				
Amortization of intangibles	6,378	10,062	20,762	37,600
Depreciation expense	2,148	1,840	5,940	5,063
Equity compensation expenses	8,476	8,407	27,185	24,126
Acquisition and merger-related expenses	(17,611)	6,313	(17,054)	12,063
Placement fees and underwriting costs	2,202	1,956	4,886	6,463
Other non-cash expense, net	(1,728)	2	(1,728)	12
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(8,558)	9,540	3,783	7,695
Economic Net Income	$116,732	$6,035	$243,231	$164,938
Stand Alone performance fee income - realized	(132,837)	(7,632)	(220,790)	(102,332)
Stand Alone performance fee income - unrealized	(32,368)	33,841	(118,334)	(54,183)
Stand Alone performance fee compensation expense - realized	93,778	2,102	146,792	61,165
Stand Alone performance fee compensation expense - unrealized	29,395	(22,395)	106,947	51,478
Stand Alone net investment income (loss)	(29,365)	31,129	(33,898)	16,123
Fee Related Earnings	$45,335	$43,080	$123,948	$137,189
Stand Alone performance fee – realized	132,837	7,632	220,790	102,332
Stand Alone performance fee compensation expense – realized	(93,778)	(2,102)	(146,792)	(61,165)
Stand Alone investment and other income realized, net	(5,877)	(1,841)	11,381	21,275
Less:				
One-time acquisition costs	(145)	(1,446)	(489)	(2,654)
Dividend equivalent	(2,045)	(974)	(3,799)	(2,844)
Equity income	36	(63)	883	(472)
Income tax expense	(5,278)	(905)	(10,260)	(2,290)
Placement fees and underwriting costs	(2,202)	(1,956)	(4,886)	(6,463)
Non-cash depreciation and amortization	(2,148)	(1,841)	(5,940)	(5,073)
Distributable Earnings	$66,735	$39,584	$184,836	$179,835
Performance Related Earnings				
Economic Net Income	$116,732	$6,035	$243,231	$164,938
Less: Fee Related Earnings	(45,335)	(43,080)	(123,948)	(137,189)
Performance Related Earnings	$71,397	$(37,045)	$119,283	$27,749

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.)

$ in thousands	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Performance fee and net investment income reconciliation:				
Stand Alone performance fee income - realized	$132,837	$7,632	$220,790	$102,332
Performance fee income - realized earned from Consolidated Funds	-	-	-	(1,113)
Performance fee - realized reclass[1]	(2,170)	-	(5,053)	(102)
GAAP performance fee income - realized	$130,667	$7,632	$215,737	$101,117
Stand Alone performance fee income - unrealized	$32,368	$(33,841)	$118,334	$54,183
Performance fee income - unrealized earned from Consolidated Funds	(799)	5,487	74	9,460
Performance fee - unrealized reclass[1]	2,246	(1,501)	3,541	(4,409)
GAAP performance fee income - unrealized	$33,815	$(29,855)	$121,949	$59,234
Stand Alone net investment income (loss)	$29,365	$(31,129)	$33,898	$(16,123)
Net investment income (loss) from Consolidated Funds	(7,988)	(9,923)	634	12,035
Performance fee - reclass[1]	(76)	1,501	1,512	4,511
Change in value of contingent consideration	17,690	-	17,486	-
Other non-cash expense	1,728	(2)	1,728	(12)
GAAP net investment income	$40,719	$(39,553)	$55,258	$411

Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.

14

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Credit Group[1]

- Management fees increased 7% compared to Q3-15, primarily driven by new commitments to CLOs and U.S. and E.U. Direct Lending mandates, an increase in ARCC fee paying assets and deployment in our illiquid funds. The increase was partially offset by distributions from fund run-off and liquidations
- Performance Related Earnings increased $29.9 million compared to Q3-15, comprised of a $16.2 million and a $13.7 million increase in net performance fees and net investment income, respectively, primarily due to market appreciation across credit opportunities, syndicated loan, and structured credit funds
- FPAUM increased 8.3% year over year driven by fundraising and deployment in new U.S. and E.U. direct lending, high yield, structured credit and syndicated loan strategies

Financial Summary and Highlights[2]

$ in thousands	Q3-16	Q3-15	% Change	YTD - 2016	YTD - 2015	% Change
Management fees[3]	$115,795	$108,434	7%	$332,182	$322,378	3%
Fee Related Earnings	**$65,461**	**$60,533**	**8%**	**$184,493**	**$178,246**	**4%**
Net performance fees	$14,647	$(1,597)	NM	$23,249	$18,883	23%
Investment income (loss)	11,987	(445)	NM	31,263	10,550	196%
Interest expense	(1,831)	(3,097)	(41%)	(6,729)	(6,566)	2%
Net investment income (loss)	10,156	(3,542)	NM	24,534	3,984	NM
Performance Related Earnings	**$24,803**	**$(5,139)**	**NM**	**$47,783**	**$22,867**	**109%**
Economic Net Income	**$90,264**	**$55,394**	**63%**	**$232,276**	**$201,113**	**15%**
Distributable Earnings	**$83,527**	**$63,076**	**32%**	**$227,438**	**$220,834**	**3%**
AUM ($ in billions)	$62.0	$64.8	(4%)			
FEAUM ($ in billions)	$49.2	$48.3	2%			
FPAUM ($ in billions)	$41.9	$38.7	8%			

7%
Q3-16 increase in management fees

32%
Q3-16 increase in Distributable Earnings

2.7%
Q3-16 gross return in E.U. Direct Lending[4]

Note: The Credit Group had ~215 investment professionals, ~1000 portfolio companies and 135 active funds as of September 30, 2016. As of July 1, 2016, the special situations strategy moved out of our Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Includes ARCC Part I Fees of $33.3 million and $31.7 million for Q3-16 and Q3-15, respectively, and $90.9 million and $90.0 million for YTD Q3-16 and YTD Q3-15, respectively.
4. The net return for E.U. Direct Lending is 2.0%. Gross and net returns for E.U. Direct Lending are represented by ACE II. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net return for the Euro denominated feeder fund are 2.6% and 2.0%, respectively. ACE II represents the significant fund with at least 2 years from initial investment. Returns are calculated at the fund level and are time-weighted rates of return calculated on a quarterly basis using the modified Dietz method. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Returns for the Euro feeder are expressed in Euros.

15

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Private Equity Group[1]

- Management fees declined compared to Q3-15 driven by several special situations and power and energy infrastructure funds that stepped down in fee basis as they proceeded beyond their reinvestment periods
  - ACOF V fees not yet activated
- Performance Related Earnings increased by $78.9 million from Q3-15 driven by an increase of $33.4 million in net performance fees due to appreciation in certain assets held in our corporate private equity portfolios and an increase of $45.6 million in net investment income due to appreciation in certain assets in our corporate private equity and special situations funds
- Distributable Earnings increased by $30.7 million, primarily driven by a realization in our holdings in Nortek, Inc. and a partial realization in an energy and exploration platform company in our corporate private equity funds

Financial Summary and Highlights[2]

$ in thousands	Q3-16	Q3-15	% Change	YTD - 2016	YTD - 2015	% Change
Management fees	$35,182	$38,086	(8%)	$111,100	$113,632	(2%)
Fee Related Earnings	**$16,177**	**$21,802**	**(26%)**	**$58,543**	**$64,409**	**(9%)**
Net performance fees	$24,890	$(8,492)	NM	$55,345	$17,287	220%
Investment income (loss)	18,751	(25,805)	NM	22,143	(16,039)	NM
Interest expense	(1,399)	(2,404)	(42%)	(4,201)	(5,743)	(27%)
Net investment income	17,352	(28,209)	NM	17,942	(21,782)	NM
Performance Related Earnings	**$42,242**	**$(36,701)**	**NM**	**$73,287**	**($4,495)**	**NM**
Economic Net Income	**$58,419**	**$(14,899)**	**NM**	**$131,830**	**$59,914**	**120%**
Distributable Earnings	**$46,842**	**$16,132**	**190%**	**$107,823**	**$71,014**	**52%**
AUM ($ in billions)	$24.9	$16.6	50%			
FEAUM ($ in billions)	$11.4	$12.0	(5%)			
FPAUM ($ in billions)	$11.4	$12.0	(5%)			

50%
LTM growth in AUM

$8.9 billion
AUM Not Yet Earning Fees available for future deployment

8.6%
Q3-16 gross return in Corporate Private Equity portfolio[3]

Note: The Private Equity Group had ~85 investment professionals, 27 portfolio companies, 75 U.S. Power and Energy Assets and 22 active funds as of September 30, 2016. As of July 1, 2016, the special situations strategy moved out of our Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Performance for Corporate Private Equity portfolio is represented by the ACOF I-IV Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III and ACOF IV. Performance returns are gross time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. There is no guarantee that Corporate Private Equity would have made the same investments in a standalone fund/account.

16

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Real Estate Group[1]

- Management fees increased 14% compared to Q3-15, primarily driven by new fund commitments, including $1.8 million in catch-up fees for our second E.U. value-add real estate fund, partially offset by distributions in funds past their investment periods
- Performance Related Earnings increased 88%, primarily attributable to an increase of $5.9 million in net investment income due to unrealized gains in our equity strategy, mostly from funds in AREA Sponsor Holdings LLC. The increase was offset by a decline of $1.7 million in net performance fees due to lower appreciation in certain funds in our U.S. equity strategy
- FPAUM increased 5% year over year driven by fundraising and deployment in value-add and opportunistic strategies and offset by run-off in funds past their investment periods

Financial Summary and Highlights[2]

$ in thousands	Q3-16	Q3-15	% Change	YTD - 2016	YTD - 2015	% Change
Management fees	$17,819	$15,690	14%	$50,794	$49,003	4%
Fee Related Earnings	**$6,808**	**$1,107**	**NM**	**$13,896**	**$9,629**	**44%**
Net performance fees	$2,495	$4,173	(40%)	$6,791	$7,702	(12%)
Investment income	6,774	1,034	NM	9,997	2,617	282%
Interest expense	(242)	(412)	(41%)	(788)	(942)	(16%)
Net investment income	6,532	622	NM	9,209	1,675	NM
Performance Related Earnings	**$9,027**	**$4,795**	**88%**	**$16,000**	**$9,377**	**71%**
Economic Net Income	**$15,835**	**$5,902**	**168%**	**$29,896**	**$19,006**	**57%**
Distributable Earnings	**$7,002**	**$2,734**	**156%**	**$18,719**	**$8,206**	**128%**
AUM ($ in billions)	$10.4	$10.1	3%			
FEAUM ($ in billions)	$6.7	$6.4	5%			
FPAUM ($ in billions)	$6.7	$6.4	5%			

14%
Q3-16 increase in management fees

5%
Q3-16 growth in FPAUM

Q3-16 Gross Returns[3]

U.S. Equity:	**2.9%**
E.U. Equity:	**6.9%**

Note: The Real Estate Group had ~70 investment professionals, ~170 properties and 46 active funds as of September 30, 2016.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Net returns for U.S. Equity and E.U. Equity were 2.0% and 6.4%, respectively. Gross return for U.S. Equity is represented by US Fund VIII and gross return for E.U. Equity is represented by EU IV. The funds shown represent the significant funds with at least 2 years from initial investment. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees or carried interest, or fund expenses, if applicable.

17

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Economic Net Income per Unit Data 1. Pro forma units of 215,317,453 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. 2. The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries’ effective corporate tax rate. 18 $ in thousands, except share data 2016 2015 Economic Net Income per unit Economic Net Income before taxes $116,732 $6,032 (-) Entity level foreign, state and local taxes (5,280) (905) Economic Net Income after entity level foreign, state and local taxes $111,452 $5,127 Economic Net Income per unit(1) $0.52 $0.02 After-tax Economic Net Income, net of preferred unit distribution Economic Net Income after entity level, foreign, state and local taxes $111,452 $5,127 (-) Preferred unit distribution (6,751) - Economic Net Income, net of preferred unit distribution $104,701 $5,127 (-) Income tax provision (2) (6,503) (5,689) After-tax Economic Net Income, net of preferred unit distribution $98,198 ($562) After-tax Economic Net Income (loss) per unit(1) $0.46 ($0.00) After-tax Economic Net Income per common unit Economic Net Income after entity level, foreign, state and local taxes $104,701 $5,127 x Common ownership % 37.98% 37.86% Economic Net Income attributable to common unitholders $39,765 $1,941 (-) Income tax provision(2) (6,503) (5,689) After-tax Economic Net Income (loss) attributable to common unitholders $33,262 ($3,748) After-tax Economic Net Income (loss) per common unit $0.40 ($0.05) Three Months Ended September 30, Confidential – Not for Publication or Distribution

Distributable Earnings per Unit Data 1. Exchangeable into common units. 2. The current provision for income taxes of Ares Management, L.P. on Distributable Earnings (DE) represents the current provision for income taxes on pre-tax net income or loss (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary). 19 $ in thousands, except share data 2016 2015 Distributable Earnings per Ares Operating Group Unit(1) outstanding Distributable Earnings $66,735 $39,584 (-) Preferred unit distribution (6,751) - Distributable Earnings, net of preferred unit distribution $59,984 $39,584 x Ares Operating Group Units (1) ownership % 61.75% 62.14% Distributable Earnings attributable to Ares Operating Group Units (1) $37,040 $24,597 Distributable Earnings per Ares Operating Group Unit outstanding(1) $0.28 $0.19 Distributable Earnings per common unit outstanding Distributable Earnings, net of preferred unit distribution $59,984 $39,584 x Common unitholder ownership % 38.25% 37.86% Distributable Earnings attributable to common unitholders $22,944 $14,987 (-) Current provision for income taxes (2) (4,008) (3,723) After-tax Distributable Earnings attributable to common unitholders $18,936 $11,264 Distributable Earnings per common unit outstanding $0.23 $0.14 Actual Distribution per common unit $0.20 $0.13 Three Months Ended September 30, Confidential – Not for Publication or Distribution

Balance Sheet Highlights $336.8 million in cash and cash equivalents, $279.6 million in debt obligations and no amounts drawn against the $1.03 billion revolving credit facility as of September 30, 2016 Substantial balance sheet value related to investments in Ares managed vehicles and net performance fees receivable As of September 30, 2016, investments reported on a GAAP basis were $482.9 million. On a Stand Alone basis, investments were $646.5 million(1) As of September 30, 2016, gross performance fees receivable reported on a GAAP basis were $654.4 million. On a Stand Alone basis, performance fees receivable were $661.5 million(2) As of September 30, 2016, net performance fees receivable reported on a GAAP basis were $133.8 million. On a Stand Alone basis, performance fees receivable were $140.9 million(2) As of September 30, 2016, $86.4 million was invested in non-Ares managed vehicles. Difference between GAAP and Stand Alone investments represents investments of $163.6 million in Consolidated Funds that are eliminated upon consolidation. Difference between GAAP and Stand Alone gross and net performance fees receivable of $7.1 million represents fees earned from Consolidated Funds that are eliminated upon consolidation. Q3-16: $140,941 $ in thousands Net Performance Fees Receivable by Group – Stand Alone Net Performance Fees Receivable by Group – GAAP 20 $ in thousands Q3-16: $133,823 28% 63% 9% Credit Private Equity Real Estate 27% 64% 9% Credit Private Equity Real Estate

Corporate Data Board of Directors Michael Arougheti Co-Founder and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Partner of Ares Michael Lynton Chief Executive Officer of Sony Entertainment Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder, Chairman and Chief Executive Officer of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Management Committee Michael Arougheti Co-Founder and President of Ares William Benjamin Partner, Head of Real Estate Group Seth Brufsky Partner, Credit Group Janine Cristiano Partner, Global Head of Human Resources and Corporate Services Michael Dennis Partner, Credit Group Kipp deVeer Partner, Co-Head of Credit Group Mitch Goldstein Partner, Credit Group Blair Jacobson Partner, Credit Group John Jardine Partner, Real Estate Group David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Partner of Ares Ann Kono Partner, Chief Information and Risk Officer Herb Magid Partner, Co-Head of Ares EIF Greg Margolies Partner, Co-Head of Credit Group Michael McFerran Partner and Chief Financial Officer Antony P. Ressler Chairman, Co-Founder and Chief Executive Officer of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Michael Smith Partner, Credit Group Michael Weiner Chief Legal Officer of Ares, Partner and General Counsel, Legal Group Steven Wolf Partner, Real Estate Group Corporate Officers Michael Arougheti Co-Founder and President David Kaplan Co-Founder and Partner John Kissick Co-Founder and Partner Michael McFerran Chief Financial Officer Antony P. Ressler Co-Founder and Chief Executive Officer Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Morningstar Stephen Ellis (312) 384-4851 SunTrust Robinson Humphrey Douglas Mewhirter (404) 926-5745 Wells Fargo Securities Christopher Harris (443) 263-6513 Corporate Counsel Proskauer Rose LLP Los Angeles, CA Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Securities Listing NYSE: ARES NYSE: ARES PR A Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com 21

Appendix

Financial Details – Segments 23 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14. $ in thousands Private Real Operations Total Credit Equity Estate Total Management Stand Group Group Group Segments Group Alone(1) Management fees (Credit Group includes ARCC Part I Fees of $33,260) $115,795 $35,182 $17,819 $168,796 $ - $168,796 Other fees 280 309 162 751 - 751 Compensation and benefits (43,662) (15,442) (8,992) (68,096) (29,242) (97,338) General, administrative and other expenses (6,952) (3,872) (2,181) (13,005) (13,869) (26,874) Fee Related Earnings $65,461 $16,177 $6,808 $88,446 $(43,111) $45,335 Performance fees - realized $22,422 $108,245 $2,170 $132,837 - $132,837 Performance fees - unrealized 11,152 16,569 4,647 32,368 - 32,368 Performance fee compensation - realized (7,241) (86,537) - (93,778) - (93,778) Performance fee compensation - unrealized (11,686) (13,387) (4,322) (29,395) - (29,395) Net performance fees $14,647 $24,890 $2,495 $42,032 - $42,032 Investment income (loss) - realized $587 $11,268 $(151) $11,704 $(20,005) $(8,301) Investment income - unrealized 5,460 7,066 6,211 18,737 15,979 34,716 Interest and other investment income 5,940 417 714 7,071 15 7,086 Interest expense (1,831) (1,399) (242) (3,472) (664) (4,136) Net investment income (loss) $10,156 $17,352 $6,532 $34,040 $(4,675) $29,365 Performance Related Earnings $24,803 $42,242 $9,027 $76,072 $(4,675) $71,397 Economic Net Income $90,264 $58,419 $15,835 $164,518 $(47,786) $116,732 Distributable Earnings $83,527 $46,842 $7,002 $137,371 $(70,636) $66,735 $ in thousands Private Real Operations Total Credit Equity Estate Total Management Stand Group Group Group Segments Group Alone(1) Management fees (Credit Group includes ARCC Part I Fees of $31,680) $108,434 $38,086 $15,690 $162,210 $ - $162,210 Other fees 103 679 551 1,333 - 1,333 Compensation and benefits (40,437) (13,854) (10,262) (64,553) (26,264) (90,817) General, administrative and other expenses (7,567) (3,109) (4,872) (15,548) (14,098) (29,646) Fee Related Earnings $60,533 $21,802 $1,107 $83,442 $(40,362) $43,080 Performance fees - realized $4,588 - $3,044 $7,632 - $7,632 Performance fees - unrealized (6,863) (32,115) 5,137 (33,841) - (33,841) Performance fee compensation - realized (276) - (1,826) (2,102) - (2,102) Performance fee compensation - unrealized 954 23,623 (2,182) 22,395 - 22,395 Net performance fees $(1,597) $(8,492) $4,173 ($5,916) - $(5,916) Investment income (loss) - realized $646 ($2,672) $1,063 ($963) - ($963) Investment loss - unrealized (5,769) (23,332) (187) (29,288) - (29,288) Interest and other investment income 4,678 199 158 5,035 - 5,035 Interest expense (3,097) (2,404) (412) (5,913) - (5,913) Net investment income (loss) $(3,542) $(28,209) $622 $(31,129) - $(31,129) Performance Related Earnings $(5,139) $(36,701) $4,795 $(37,045) - $(37,045) Economic Net Income $55,394 $(14,899) $5,902 $46,397 $(40,362) $6,035 Distributable Earnings $63,076 $16,132 $2,734 $81,942 $(42,358) $39,584 Three Months Ended September 30, 2015 Three Months Ended September 30, 2016 Confidential – Not for Publication or Distribution

Financial Details – Segments 24 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14. $ in thousands Private Real Operations Total Credit Equity Estate Total Management Stand Group Group Group Segments Group Alone(1) Management fees (Credit Group includes ARCC Part I Fees of $90,884) $332,182 $111,100 $50,794 $494,076 $ - $494,076 Other fees 939 983 855 2,777 - 2,777 Compensation and benefits (130,496) (43,359) (29,871) (203,726) (86,450) (290,176) General, administrative and other expenses (18,132) (10,181) (7,882) (36,195) (46,534) (82,729) Fee Related Earnings $184,493 $58,543 $13,896 $256,932 $(132,984) $123,948 Performance fees - realized $44,624 $171,024 $5,142 $220,790 - $220,790 Performance fees - unrealized (1,544) 109,848 10,030 118,334 - 118,334 Performance fee compensation - realized (9,978) (136,761) (53) (146,792) - (146,792) Performance fee compensation - unrealized (9,853) (88,766) (8,328) (106,947) - (106,947) Net performance fees $23,249 $55,345 $6,791 $85,385 - $85,385 Investment income (loss) - realized $390 $14,641 $412 $15,443 $(20,093) $(4,650) Investment income (loss) - unrealized 9,256 (1,030) 7,943 16,169 4,460 20,629 Interest and other investment income (loss) 21,617 8,532 1,642 31,791 (53) 31,738 Interest expense (6,729) (4,201) (788) (11,718) (2,101) (13,819) Net investment income (loss) $24,534 $17,942 $9,209 $51,685 $(17,787) $33,898 Performance Related Earnings $47,783 $73,287 $16,000 $137,070 $(17,787) $119,283 Economic Net Income $232,276 $131,830 $29,896 $394,002 $(150,771) $243,231 Distributable Earnings $227,438 $107,823 $18,719 $353,980 $(169,144) $184,836 $ in thousands Private Real Operations Total Credit Equity Estate Total Management Stand Group Group Group Segments Group Alone(1) Management fees (Credit Group includes ARCC Part I Fees of $89,972) $322,378 $113,632 $49,003 $485,013 $ - $485,013 Other fees 300 728 2,136 3,164 - 3,164 Compensation and benefits (123,434) (40,005) (30,385) (193,824) (71,709) (265,533) General, administrative and other expenses (20,998) (9,946) (11,125) (42,069) (43,386) (85,455) Fee Related Earnings $178,246 $64,409 $9,629 $252,284 $(115,095) $137,189 Performance fees - realized $77,690 $21,496 $3,146 $102,332 - $102,332 Performance fees - unrealized (41,152) 85,992 9,343 54,183 - 54,183 Performance fee compensation - realized (42,639) (16,700) (1,826) (61,165) - (61,165) Performance fee compensation - unrealized 24,984 (73,501) (2,961) (51,478) - (51,478) Net performance fees $18,883 $17,287 $7,702 $43,872 - $43,872 Investment income - realized $14,190 $5,582 $1,450 $21,222 - $21,222 Investment income (loss) - unrealized (10,725) (27,635) 962 (37,398) - (37,398) Interest and other investment income 7,085 6,014 205 13,304 - 13,304 Interest expense (6,566) (5,743) (942) (13,251) - (13,251) Net investment income (loss) $3,984 $(21,782) $1,675 $(16,123) - $(16,123) Performance Related Earnings $22,867 $(4,495) $9,377 $27,749 - $27,749 Economic Net Income $201,113 $59,914 $19,006 $280,033 $(115,095) $164,938 Distributable Earnings $220,834 $71,014 $8,206 $300,054 $(120,219) $179,835 Nine Months Ended September 30, 2016 Nine Months Ended September 30, 2015 Confidential – Not for Publication or Distribution

AUM, FEAUM and FPAUM Rollforward Note: For definitions of AUM, FEAUM and FPAUM please refer to the “Glossary” slide in the appendix. 1. Asset growth involved a combination of net new capital raised, asset appreciation and asset acquisition. • AUM increased 2.8% from Q2-16 driven by $3.9 billion in capital commitments across a variety of strategies, partially offset by amortization within ARCC’s SSLP, which accounted for $1.5 billion of capital reduction • FPAUM increased by 3.1% primarily driven by new fundraising in liquid strategies, deployment in funds paid on invested capital and market appreciation in funds paid on market value, partially offset by distributions and reduction in leverage Credit • AUM remained relatively flat from Q2-16 as strong PE fund appreciation across all strategies was mostly offset by distributions, primarily in our corporate private equity funds • FPAUM declined 4.1% from Q2-16 due to monetizations in our corporate private equity funds Private Equity • AUM increased 2.7% from Q2-16 driven by approximately $400 million in new capital commitments from U.S. and E.U. equity strategies and ACRE debt commitments Real Estate 25 Credit Private Equity Real Estate Total Credit Private Equity Real Estate Total Q2-16 Ending Balance $60,325 $24,814 $10,124 $95,263 Q3-15 Ending Balance $64,828 $16,607 $10,082 $91,517 Commitments 3,916 10 398 4,324 Commitments 11,504 8,438 1,747 21,689 Capital reductions (2,587) (1) 23 (2,565) Capital reductions (12,714) (5) (283) (13,002) Distributions/redemptions (418) (840) (280) (1,538) Distributions/redemptions (2,849) (1,815) (1,458) (6,122) Changes in fund value 808 893 132 1,833 Changes in fund value 1,275 1,651 309 3,235 Q3-16 Ending Balance $62,044 $24,876 $10,397 $97,317 Q3-16 Ending Balance $62,044 $24,876 $10,397 $97,317 QoQ change $1,719 $62 $273 $2,054 YoY change ($2,784) $8,269 $315 $5,800 Credit Private Equity Real Estate Total Credit Private Equity Real Estate Total Q2-16 Ending Balance $48,328 $11,853 $6,644 $66,825 Q3-15 Ending Balance $48,267 $12,016 $6,439 66,722 Commitments 1,069 10 251 1,330 Commitments 3,788 458 690 4,936 Subscriptions/deployment/increase in leverage 2,122 41 60 2,223 Subscriptions/deployment/increase in leverage 5,748 132 590 6,470 Distributions/redemptions/decrease in leverage (2,914) (275) (212) (3,401) Distributions/redemptions/decrease in leverage (9,335) (507) (784) (10,626) Changes in fund value 673 - (13) 660 Changes in fund value 874 (167) (82) 625 Change in fee basis (34) (264) - (298) Change in fee basis (98) (567) (123) (788) Q3-16 Ending Balance $49,244 $11,365 $6,730 $67,339 Q3-16 Ending Balance $49,244 $11,365 $6,730 67,339 QoQ change $916 ($488) $86 $514 YoY change $977 ($651) $291 $617 Credit Private Equity Real Estate Total Credit Private Equity Real Estate Total Q2-16 Ending Balance $40,586 $11,853 $6,644 $59,083 Q3-15 Ending Balance $38,665 $12,016 $6,439 $57,120 Commitments 1,069 10 251 1,330 Commitments 3,788 458 690 4,936 Subscriptions/deployment/increase in leverage 1,040 41 60 1,141 Subscriptions/deployment/increase in leverage 4,481 132 590 5,203 Distributions/redemptions/decrease in leverage (1,462) (275) (212) (1,949) Distributions/redemptions/decrease in leverage (5,920) (507) (784) (7,211) Changes in fund value 629 - (13) 616 Changes in fund value 908 (167) (82) 659 Change in fee basis - (264) - (264) Change in fee basis (60) (567) (123) (750) Q3-16 Ending Balance $41,862 $11,365 $6,730 $59,957 Q3-16 Ending Balance $41,862 $11,365 $6,730 $59,957 QoQ change $1,276 ($488) $86 $874 YoY change $3,197 ($651) $291 $2,837 Q3-16 Total AUM Rollforward(1) ($ in millions) LTM Total AUM Rollforward(1) ($ in millions) Q3-16 Total FPAUM Rollforward(1) ($ in millions) LTM Total FPAUM Rollforward(1) ($ in millions) Q3-16 Total FEAUM Rollforward(1) ($ in millions) LTM Total FEAUM Rollforward(1) ($ in millions) Confidential – Not for Publication or Distribution by Strategy(1) AUM, FEAUM and FPAUM Syndi ca ted Loa ns $17.0 27% $15.5 32% $15.5 37% Hi gh Yi el d 5.0 8% 5.0 10% 5.0 12% Credi t Opportuni ti es 3.4 5% 2.7 5% 2.7 6% Structured Credi t 4.1 7% 3.0 6% 3.0 7% U.S. Di rect Lendi ng(2) 22.6 36% 18.3 37% 11.0 26% E.U. Di rect Lendi ng 9.9 16% 4.7 10% 4.7 11% ACOF V $7.9 32% - - - - ACOF IV 5.5 22% 4.5 40% 4.5 40% ACOF II I 3.8 15% 2.0 17% 2.0 17% ACOF I-I I 0.6 2% 0.0 - 0.0 - ACOF As i a 0.2 1% 0.0 - 0.0 - Fi fth Power/Infras tructure Fund $0.5 2% $0.3 3% $0.3 3% EIF I-IV a nd Co-i nves tment Vehi cl es 4.6 19% 3.8 33% 3.8 33% Speci al Si tua ti ons $1.8 7% $0.8 7% $0.8 7% U.S. Equi ty $4.4 42% $2.9 43% $2.9 43% E.U. Equi ty 3.4 32% 2.7 40% 2.7 40% Debt 2.6 25% 1.1 17% 1.1 17% 1. As of September 30, 2016. 2. AUM includes ARCC, IHAM and SSLP AUM of $10.6 billion, $3.4 billion and $3.7 billion, respectively, and FEAUM of $9.0 billion, $3.1 billion and $3.6 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 18 funds and serves as the sub-manager or sub-adviser for five other funds as of September 30, 2016. Confidential – Not for Publication or Distribution 26 Total $97.3 $67.3 $60.0 Real Estate Group $10.4 100% $6.7 100% $6.7 100% Real Estate Private Equity Group $24.9 100% $11.4 100% $11.4 100% Speci a l Si tua ti ons U.S Power a nd Energy I nfra s tructure Private Equity Corporate Pri vate Equi ty Total Credit Group $62.0 100% $49.2 100% $41.9 100% Strategy ($ in billions) AUM % AUM FEAUM % FEAUM FPAUM % FPAUM Credit

Balance Sheet Investments by Strategy Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidated Funds. *Through CLO Note Holdings 27 $ in thousands September 30, 2016 December 31, 2015 Private Equity ACOF I $737 $632 ACOF II 5,555 9,055 ACOF III 98,864 108,506 ACOF IV 35,874 30,571 ACOF Asia 79,333 84,602 Fifth Power/Infrastructure Fund 10,625 8,471 Special Situations 35,829 37,893 Private Equity $266,817 $279,730 Global Credit Syndicated Loans* $110,392 $103,060 Credit Opportunities 17,395 29,548 Structured Credit 9,105 2,065 U.S. Direct Lending 33,047 28,220 E.U. Direct Lending 52,695 53,522 Credit Group $222,634 $216,415 Real Estate U.S. Equity $59,240 $50,447 E.U. Equity 11,450 10,586 Real Estate $70,690 $61,033 Operations Management Group Other $86,353 $78,914 Other $86,353 $78,914 Total $646,494 $636,092 Confidential – Not for Publication or Distribution

Significant Fund Performance Metrics* The following table presents the performance data for our significant funds in the Credit Group that are not drawdown funds: 28 Year of Inception AUM (in millions)(1) Gross Net Gross Net Gross Net Investment Strategy Credit ARCC 2004 $10,583 N/A 2.1% N/A 7.9% N/A 12.0% U.S. Direct Lending(4) Sub-advised Client A 2007 $724 4.2% 4.1% 10.6% 10.4% 8.0% 7.6% High Yield(5) Sub-advised Client B 2009 $667 2.6% 2.5% 6.7% 6.3% 6.6% 6.0% Syndicated Loans(5) Sub-advised Client C* 2015 $1,029 N/A N/A N/A N/A N/A N/A Structured Credit As of September 30, 2016 Current Quarter Since Inception(3) Year-To-Date Returns (%)(2) Note: Past performance is not indicative of future results. AUM and Net Returns as of September 30, 2016 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the nine months ended September 30, 2016 or comprised 1% or more of the Company’s total FPAUM as of September 30, 2016, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle. * Returns are not shown for funds for at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed. Confidential – Not for Publication or Distribution

Significant Fund Performance Metrics* The following table presents the performance data for our significant funds, all of which are drawdown funds: Year of AUM Original Capital Cumulative Realized Unrealized Inception (in millions)(6) Commitments Invested Capital Proceeds Value Total Value Gross Net Gross Net Investment Strategy Credit CSF 2008 $499 $1,500 $1,500 $2,003 $484 $2,487 1.9x 1.7x 12.9% 10.0% Credit Opportunities(7)(8)(9)(10)(11)(12) ACE II 2013 $1,612 $1,216 $879 $133 $1,021 $1,154 1.3x 1.2x 10.3% 7.4% E.U. Direct Lending(7)(8)(9)(10)(11)(12)(13) ACE III 2015 $4,152 $2,822 $679 $9 $723 $732 1.1x 1.1x N/A N/A E.U. Direct Lending(7)(8)(9)(10)(11)(12)(14) Private Equity USPF III 2007 $1,402 $1,350 $1,808 $1,239 $1,356 $2,595 1.4x 1.4x 8.7% 6.0% U.S. Power and Energy Infrastructure(15)(16)(17)(18)(19)(20) ACOF III 2008 $3,791 $3,510 $3,867 $5,181 $3,291 $8,472 2.2x 1.9x 29.9% 21.5% Corporate Private Equity(15)(16)(17)(18)(19)(20) USPF IV 2010 $1,924 $1,688 $1,585 $624 $1,584 $2,208 1.4x 1.3x 14.0% 10.9% U.S. Power and Energy Infrastructure(15)(16)(17)(18)(19)(20) ACOF IV 2012 $5,546 $4,700 $3,306 $667 $4,181 $4,847 1.5x 1.3x 21.1% 12.9% Corporate Private Equity(15)(16)(17)(18)(19)(20) Real Estate EU IV 2014 $1,254 $1,302 $694 $14 $779 $793 1.1x 1.0x 10.3% 3.5% E.U. Real Estate Equity(12)(21)(22)(23)(24)(25)(26) US VIII 2010 $819 $823 $400 $47 $461 $507 1.2x 1.1x 17.5% 10.1% U.S. Real Estate Equity(12)(21)(22)(23)(24)(25) EPEP II 2015 $746 $747 $151 $7 $154 $161 1.1x N/A N/A N/A E.U. Real Estate Equity(12)(21)(22)(23)(24)(25)(27) MOIC IRR As of September 30, 2016 Note: Past performance is not indicative of future results. AUM and Net Returns as of September 30, 2016 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the nine months ended September 30, 2016 or comprised 1% or more of the Company’s total FPAUM as of September 30, 2016, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. * IRRs are not shown for funds for at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed. 29 Confidential – Not for Publication or Distribution

Significant Fund Performance Metrics Endnotes

1. AUM equals the sum of the NAV for such fund, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital.
2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses.
3. Since inception returns are annualized.
4. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this quarterly report.
5. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis.
6. AUM equals the sum of the NAV for such fund, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital. The AUM for CSF, a fund of funds, includes AUM that has been committed to other Ares funds.
7. Realized proceeds represent the sum of all cash distributions to all partners.
8. Unrealized value represents the fund's NAV. There can be no assurance that unrealized values will be realized at the valuations shown.
9. The gross multiple of invested capital ("MoIC") is calculated at the fund-level. For CSF, the gross MoIC is based on the interests of the fee-paying limited partner. For ACE II and ACE III, the gross MoIC is based on the interests of all partners. For all funds, the gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses.
10. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses.
11. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund's residual value at the end of the measurement period. For CSF, the gross IRR reflects returns to the fee-paying limited partner. For ACE II, the gross IRR reflects returns to all partners. For all funds, the cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses.
12. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund's residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and /or the general partner who does not pay management fees or performance fees. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses.
13. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 13.4% and 10.1%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principle investments.
14. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.
15. Realized proceeds represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments.
16. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations shown.
17. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses.
18. The net MoIC for the U.S. power and energy infrastructure funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners, and, if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses.
19. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses.

30

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Significant Fund Performance Metrics Endnotes (cont’d) The net IRR for the U.S. power and infrastructure funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. Realized proceeds include distributions of operating income, sales and financing proceeds received. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations shown. The gross MoIC is calculated at the investment level. For EU IV, the gross MoIC is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees. For US VIII and EPEP II, the gross MoIC is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance fees as applicable and other expenses. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. EU IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRR presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 10.3% and 5.5%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EU IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. All investments in the fund have been financed using a credit line since the fund's first investment in November 2015. Since no capital has been called to date, the net MoIC cannot be calculated. 31

Weighted Average Unit Information GAAP Units Adjusted Common Units GAAP Units Adjusted Common Units Ares Management, L.P. weighted average common units 80,793,984 80,793,984 80,715,723 80,715,723 Ares Operating Group Units exchangeable into common units(1) 130,852,861 - 132,350,586 - Dilutive effect of unvested restricted common units(2)(3) 3,670,608 1,393,918 1,616,470 612,243 Total Pro Forma Units 215,317,453 82,187,902 214,682,779 81,327,966 Q3-16 Q2-16 1. Represents units exchangeable for Ares Management, L.P. common units on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted stock to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the percentage of Ares Operating Group owned by Ares Management, L.P. (37.98% and 37.88% as of September 30, 2016 and June 30, 2016, respectively). Confidential – Not for Publication or Distribution 32

Additional Information

Distributions

- Ares declared a quarterly distribution of $0.20 per common unit, payable to common unitholders of record at the close of business on November 21, 2016, payable on December 5, 2016
- A distribution of $0.4375 per Series A Preferred Unit has been declared with a payment date of December 31, 2016 to holders of record as of the close of business on December 15, 2016

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:
- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%
- Special Situations: 15-20%

Capital Base by Duration[1]

Permanent Capital: 13.0%
10 or more years: 14.1%
7 to 9 years: 23.8%
3 to 6 years: 25.0%
Fewer than 3 years: 7.3%
Managed Accounts: 16.8%

Investor Base as % of AUM[1]

Public Entity & Related: 21%
- **450+** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 14%

Institutional Direct: 65%
- Pension: 28%
- SWF: 11%
- Bank/Private Bank: 7%
- Investment Manager: 3%
- Insurance: 10%
- Endowment: 2%
- Other: 4%

Total Direct Institutional Investors: 697

No assurance can be made that such results will be achieved.

1. As of September 30, 2016, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q3-16 returns for the CSLLI and the H0A0 were 3.10% and 5.50%, respectively. NOTE: certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. As of June 30, 2016.
4. As of October 17, 2016 for ARCC, April 15, 2016 for ACRE and June 13, 2016 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.

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Stand Alone –Financial Data(1) *As of July 1, 2016, the special situations strategy moved out of our Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation. 1. Stand Alone results represent the operating segments plus OMG but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $121.5 million and $118.5 million for the years ended December 31, 2015, and 2014, respectively. 3. Compensation and benefits expenses include expense reimbursements of $21.6 million and $18.7 million for the year ended December 31, 2015 and 2014, respectively, that were previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $4.4 million and $3.4 million for the year ended December 31, 2015 and 2014, respectively, that were previously presented as administrative and other fees. 34 $ in thousands 2015 2014 Credit Group $432,769 $416,400 Private Equity Group 152,104 93,963 Real Estate Group 66,045 87,683 Management fees(2) $650,918 $598,046 Other fees $4,599 $6,300 Compensation and benefits expenses (3) (360,622) (354,362) General, administrative and other expense(4) (117,903) (102,720) Fee Related Earnings $176,992 $147,264 Net performance fees $41,912 $71,349 Net investment income (loss) (2,526) 70,593 Performance Related Earnings $39,386 $141,942 Economic Net Income $216,378 $289,206 Other Data Total Fee Revenue $692,830 $669,395 Distributable Earnings $230,589 $232,756 Management Fees as % of Total Fees 94% 89% Fee Related Earnings as % of Economic Net Income 82% 51% Fee Related Earnings as % of Distributable Earnings 77% 63% Year ended December 31, Confidential – Not for Publication or Distribution

GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis

$ in thousands	Year ended December 31, 2015	2014[1]
Economic net income and fee related earnings:		
Income before taxes	$81,484	$556,915
Adjustments:		
Amortization of intangibles	46,228	27,610
Depreciation expense	6,941	7,347
Equity compensation expenses	32,244	83,230
Acquisition and merger-related expenses	34,862	11,043
Placement fees and underwriting costs	8,825	14,753
Other non-cash expense, net	113	3,383
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	5,681	(415,075)
Economic net income	**$216,378**	**$289,206**
Stand Alone performance fee income - realized	$(121,948)	$(146,494)
Stand Alone performance fee income - unrealized	(31,647)	(94,883)
Stand Alone performance fee compensation expense - realized	65,191	80,599
Stand Alone performance fee compensation expense - unrealized	46,492	89,429
Stand Alone net investment income	2,526	(70,593)
Fee related earnings	**$176,992**	**$147,264**
Stand Alone performance fee – realized	$121,948	$146,494
Stand Alone performance fee compensation expense – realized	(65,191)	(80,599)
Stand Alone investment and other income, net	24,836	59,660
Less:		
One-time acquisition costs	(2,917)	(11,043)
Dividend equivalent	(3,336)	-
Equity income	(758)	(1,525)
Income tax expense	(5,209)	(2,333)
Placement fees and underwriting costs	(8,825)	(14,753)
Non-cash depreciation and amortization	(6,951)	(10,409)
Distributable earnings	**$230,589**	**$232,756**
Performance related earnings		
Economic net income	$216,378	$289,206
Less: fee related earnings	(176,992)	(147,264)
Performance Related Earnings	**$39,386**	**$141,942**

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group.

1. The period ending December 31, 2014 does not reflect the adoption of FASB Accounting Standards Update No. 2015-02, which was adopted under the modified retrospective approach with an effective date of January 1, 2015.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.) Confidential – Not for Publication or Distribution $ in thousands 2015 2014(1) Performance fee and net investment income reconciliation: Stand Alone performance fee income - realized $121,946 $146,494 Performance fee income - realized earned from Consolidated Funds (1,769) (95,308) Performance fee - realized reclass (2) (6,472) (1,856) GAAP performance fee income - realized $113,705 $49,330 Stand Alone performance fee income - unrealized $31,648 $94,883 Performance fee income - unrealized earned from Consolidated Funds 6,187 (40,070) Performance fee - unrealized reclass (2) (924) (12,731) GAAP performance fee income - unrealized $36,911 $42,082 Stand Alone net investment income (loss) $(2,526) $70,593 Net investment income from Consolidated Funds 25,702 731,269 Performance fee - reclass (2) 7,396 14,587 Change in value of contingent consideration 21,064 - Other non-cash expense (110) (3,384) Merger-related expenses (15,444) - GAAP net investment income $36,082 $813,065 Year ended December 31, Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. The period ending December 31, 2014 does not reflect the adoption of FASB Accounting Standards Update No. 2015-02, which was adopted under the modified retrospective approach with an effective date of January 1,2015. 2. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. 36

Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance fee on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities, and may include AUM that may be cancelled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares affiliated funds, related co investment entities and certain CLOs that are required under GAAP to be consolidated in our condensed consolidated financial statements. Distributable Earnings Distributable earnings (or “DE”), a non-GAAP measure, is an operating metric that assesses our performance without the effects of our consolidated funds and the impact of unrealized income and expenses, which generally fluctuate with fair value changes. Among other things, this metric also is used to assist in determining amounts potentially available for distribution. However, the declaration, payment, and determination of the amount of distributions to unitholders, if any, is at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation, realized net investment and other income, and is reduced by expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is typically presented before giving effect to unrealized performance fees, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, and equity compensation expense. DE is presented prior to the effect of income taxes, unless otherwise noted. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization. 37

Glossary (cont’d) Fee Earning Assets Under Management Fee earning AUM (or “FEAUM”) refers to the AUM on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees. Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. Incentive Generating Assets Under Management Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). IGAUM only includes ARCC Part II Fees. Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance. 38

Glossary (cont’d) Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Fees Performance fees refers to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Performance Related Earnings Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance fee compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. Senior Secured Loan Fund LLC Senior Secured Loan Fund LLC (or ‘‘SSLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with affiliates of General Electric Company. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Stand Alone Results presented on a Stand Alone basis show the results of our reportable segments on a combined segment basis together with our Operations Management Group. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance fees. 39